Exhibit 23.2

[Bell Nunnally & Martin LLP Logo]

Legal Counsel Consent

The Board of Directors and Stockholders Foreclosure Solutions, Inc. Dallas, Texas

We consent to the references to our Firm as attorney for the registrant, FORECLOSURE SOLUTIONS, INC., in this amended Registration Statement on Form S-1/A Amendment No. 3 and the Prospectus, which is part of this amended Registration Statement.

BELL NUNNALLY & MARTIN LLP

/s/ Bell Nunnally & Martin LLP
Bell Nunnally & Martin LLP
Dallas, Texas
July 21, 2011